EXHIBIT E

[FORM OF]

AGREEMENT OF MERGER

BETWEEN

____________________________
(a California corporation)

AND

____________________________
(a Delaware statutory trust)

AGREEMENT OF MERGER entered into on __________, 2007 by _______________, a California corporation, and _______________, a Delaware statutory trust, as approved by the Board of Directors and Board of Trustees of each fund:

1. _______________, which is a corporation incorporated in the State of California, and which is sometimes hereinafter referred to as the “disappearing corporation,” shall be merged with and into _______________, which is a statutory trust organized in the State of Delaware, and which is sometimes hereinafter referred to as the “surviving trust.”

2. The separate existence of the disappearing corporation shall cease upon the Effective Date (as defined below) of the merger in accordance with the provisions of the General Corporation Law of the State of California.

3. The surviving trust shall continue in existence under its present name, _______________, pursuant to the provisions of the Delaware Statutory Trust Act of the State of Delaware.

4. The Agreement and Declaration of Trust of the surviving trust upon the Effective Date of the merger shall be the Agreement and Declaration of Trust of said surviving trust and shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the Delaware Statutory Trust Act of the State of Delaware.

5. The bylaws of the surviving trust upon the Effective Date of the merger shall be the bylaws of said surviving trust and shall continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the Delaware Statutory Trust Act of the State of Delaware.

6. The trustees and officers in office of the surviving trust upon the Effective Date of the merger shall continue to be the trustees and officers of the surviving trust, all of whom shall hold their trusteeships and offices until the election, choice, and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving trust.

7. Each issued share (or fraction thereof) of the disappearing corporation shall, upon the Effective Date of the merger, be converted into an equivalent number of shares of the surviving trust. The issued shares of the surviving trust shall not be converted or exchanged in any manner or any consideration be paid therefor, but each full or fractional share which is issued as of the Effective Date of the merger shall continue to represent a full or fractional issued share of the surviving trust.

8. The Agreement of Merger herein entered into and approved shall be submitted to the shareholders entitled to vote thereon of the disappearing corporation for their approval or rejection in the manner prescribed by the provisions of the General Corporation Law of the State of California.

9. Pursuant to Section 1113(b) of the General Corporation Law of the State of California, the Agreement of Merger will not be submitted to shareholders of the surviving trust for approval or rejection, as the Delaware Statutory Trust Act of the State of Delaware, under which the surviving trust is organized, and the governing documents of the surviving trust do not require shareholder approval of a merger.

E-1

10. In the event that this Agreement of Merger shall have been approved by the shareholders entitled to vote of the disappearing corporation in the manner prescribed by the provisions of the General Corporation Law of the State of California, the disappearing corporation and the surviving trust hereby agree that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of California, the laws of the State of Delaware and the Delaware Statutory Trust Act, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

11. The merger shall become effective at ______ (Pacific Time) on _______, 2007 (the “Effective Date”).

12. Notwithstanding the approval of the Agreement of Merger herein provided for by the shareholders of the disappearing corporation entitled to vote, the merger may be abandoned by either the surviving trust or disappearing corporation, or both.

     IN WITNESS WHEREOF, _______________, a California corporation and _______________, a Delaware statutory trust, have caused this Agreement to be signed in their respective names and on their respective behalves by their respective vice presidents and secretaries on ___________, 2007.

(a California corporation)

By:	/s/
Name, Title

By:	/s/
Name, Title

(a Delaware Statutory Trust)

By:	/s/
Name, Title

By:	/s/
Name, Title

E-2